UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Definitive Proxy Statement
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SHUTTERSTOCK, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Explanatory Note

This amendment (the “Amendment”) to the Definitive Proxy Statement on Schedule 14A filed by Shutterstock, Inc. (the “Company”) with the Securities and Exchange Commission on April 21, 2022 (the “Proxy Statement”) is being filed to correct inadvertent errors in (i) the number of shares of Common Stock outstanding as of April 13, 2022, and (ii) the calculation of the projected overhang taking into account the authorization under the 2022 Plan.

Except as specifically discussed in this Explanatory Note, this Amendment does not otherwise modify or update any other disclosures in the Proxy Statement. This Amendment should be read together with the Proxy Statement, which should be read in its entirety. Capitalized terms used but not otherwise defined in this Amendment have the meanings ascribed to them in the Proxy Statement.

2022 PROXY STATEMENT AMENDMENT

•The “Questions and Answers About the Proxy Materials and the 2022 Annual Meeting—Voting Information—9. Who is entitled to vote at the 2022 Annual Meeting?” section of the Proxy Statement is hereby amended to read as follows (emphasis added):

The record date for the 2022 Annual Meeting is April 13, 2022 (the “Record Date”). Stockholders of record and beneficial owners as of that date are entitled to vote at the 2022 Annual Meeting. You are considered a stockholder of record if you hold shares of our common stock, $0.01 par value per share (“Common Stock”) in your name in an account with our stock transfer agent, American Stock Transfer & Trust Company (“AST”). You are a beneficial owner and your shares are considered to be held in “street name” if you hold Common Stock indirectly through a broker, bank or other nominee.

On the Record Date, we had 36,212,904 shares of Common Stock outstanding. A list of stockholders as of that date will be available for inspection upon request at the virtual 2022 Annual Meeting for any purpose germane to the annual meeting for ten days before the 2022 Annual Meeting, upon request to our Corporate Secretary.

•The “Questions and Answers About the Proxy Materials and the 2022 Annual Meeting—Voting Information—14. How many shares must be represented to conduct business at the 2021 Annual Meeting?” section of the Proxy Statement is hereby amended to read as follows (emphasis added):

The quorum requirement for holding the 2022 Annual Meeting and transacting business is that holders of a majority of the issued and outstanding stock entitled to vote as of the Record Date must be present at the 2022 Annual Meeting or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum. As of the Record Date, we had 36,212,904 shares of Common Stock outstanding.

•The “Security Ownership of Certain Beneficial Owners and Management” section of the Proxy Statement is hereby amended to read as follows (emphasis added):

The following table sets forth information, as of April 13, 2022 or as of the dates referenced below, regarding the beneficial ownership of our Common Stock by:

•each person known to us to own beneficially more than 5% of the outstanding shares of any class of our voting securities;

•each of our directors;

•each of our named executive officers; and

•all of our directors and current executive officers as a group.

We computed the number of shares beneficially owned and the percentage of Common Stock represented by that ownership based on the SEC’s rules. Accordingly, ownership reflects shares over which a person has voting or investment power and includes shares that a person has the right to acquire by June 12, 2022 in connection with stock options or vesting of RSUs (not taking into account the withholding of shares of Common Stock to cover applicable taxes). Unless otherwise noted below, the address of each beneficial owner listed in the table below is c/o Shutterstock, Inc., 350 Fifth Avenue, 21st Floor, New York, New York 10118. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Named Executive Officers and Directors:
Jonathan Oringer(1)	12,165,044	33.6%
Stan Pavlovsky(2)	165,061	*
Jarrod Yahes(3)	41,188	*
Peter Silvio	24,182	*
Deirdre Bigley(4)	9,954	*
Rachna Bhasin(5)	17,446	*
Thomas R. Evans(6)	44,416	*
Paul J. Hennessy(7)	36,983	*
Alfonse Upshaw(8)	2,983	*
All executive officers and directors as a group (9 persons)(9)	12,507,257	34.5%
Other 5% Stockholders:
Blackrock, Inc.(10)	3,347,128	9.2%
The Vanguard Group(11)	2,749,572	7.6%
Wellington Management Group LLP(12)	1,994,040	5.5%

_______________________________________________________________________________
*     Represents beneficial ownership of less than 1%.
(1)Consists of 11,901,302 shares of Common Stock and 263,742 shares issuable upon exercise of outstanding options exercisable at or within 60 days of April 13, 2022.
(2)Consists of 123,510 shares of Common Stock and 41,551 shares issuable upon exercise of outstanding options exercisable at or within 60 days of April 13, 2022.
(3)Consists of 23,691 shares of Common Stock and 17,497 shares issuable upon exercise of outstanding options exercisable at or within 60 days of April 13, 2022.
(4)Consists of 8,250 shares of Common Stock and 1,704 shares issuable upon the vesting of RSUs at or within 60 days of April 13, 2022.
(5)Consists of 7,601 shares of Common Stock and 1,704 shares issuable upon the vesting of RSUs at or within 60 days of April 13, 2022.
(6)Consists of 22,810 shares of Common Stock and 1,704 shares issuable upon the vesting of RSUs at or within 60 days of April 13, 2022.
(7)Consists of 21,134 shares of Common Stock and 1,704 shares issuable upon the vesting of RSUs at or within 60 days of April 13, 2022.
(8)Consists of 1,279 shares of Common Stock and 1,704 shares issuable upon the vesting of RSUs at or within 60 days of April 13, 2022.
(9)Includes 322,790 shares issuable upon exercise of outstanding options exercisable at or within 60 days of April 13, 2022 and 8,520 shares issuable upon the vesting of RSUs at or within 60 days of April 13, 2022.
(10)This information is based solely on a Schedule 13G/A filed by Blackrock, Inc. (“Blackrock”) with the SEC on January 27, 2022, which reported ownership as of December 31, 2021. Of the 3,858,568 shares of our Common Stock deemed beneficially owned, Blackrock reported sole voting power as to 3,785,168 shares and sole dispositive power as to all shares beneficially owned. The address of Blackrock is 55 East 52nd Street New York, New York 10055.
(11)This information is based solely on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 9, 2022, which reported ownership as of December 31, 2021. Of the 2,749,572 shares of our Common Stock deemed beneficially owned, Vanguard reported sole voting power as to 0 shares, shared voting power as to 46,476 shares, sole dispositive power as 2,681,987 shares and shared dispositive power as to 67,585 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(12)This information is based solely on a Schedule 13G filed by Wellington Management Group LLP (“Wellington”) with the SEC on February 14, 2022, which reported ownership as of December 31, 2021. Of the 1,994,040 shares of our Common Stock deemed beneficially owned, Wellington reported sole voting power as to 0 shares, shared voting power as to 1,536,893 shares, sole dispositive power as 0 shares and shared dispositive power as to 1,994,040 shares. The address of Wellington is 280 Congress Street, Boston, Massachusetts 02210.

•The “Proposal Four: Approval of the 2022 Omnibus Equity Incentive Plan—Key Data” section of the Proxy Statement is hereby amended to read as follows (emphasis added):

The following table sets forth information regarding outstanding equity awards granted, as of March 31, 2022, under our existing Amended and Restated 2012 Omnibus Equity Incentive Plan, which plan will expire in May of 2022:

Total shares underlying outstanding stock options	920,030
Weighted average exercise price of outstanding stock options	$59.15
Weighted average remaining contractual life of outstanding stock options	3.28 years
Total shares underlying outstanding unvested restricted and performance stock and restricted and performance unit awards	1,036,209
Total shares available for grant under the existing plan as of March 31, 2022	14,953,854
Total common shares issued and outstanding as of April 13, 2022	36,212,904

When approving the 2022 Plan, the Board considered our overhang and the burn rate with respect to the equity awards granted. Overhang is equal to the total number of equity awards outstanding (which includes total shares underlying outstanding stock options and restricted stock unit awards) plus the total number of shares available for grant under our equity plan, divided by the sum of the total common shares issued and outstanding, the number of equity awards outstanding and the total number of shares available for grant under our equity plan. Based on the number of equity awards outstanding as of March 31, 2022 under our existing Amended and Restated 2012 Omnibus Equity Incentive Plan, our overhang would be 14% after taking into account the expiration of the Amended and Restated 2012 Omnibus Equity Incentive Plan in May of 2022 and the additional shares authorized for issuance under the 2022 Plan.

The burn rate is equal to the total number of equity awards granted in a calendar year divided by the weighted average common shares outstanding during the year. The following table provides data on our burn rate under our existing equity compensation plan for the last three calendar years:

Year	Total Shares subject to options	Total shares subject to full value awards	Weighted average common shares outstanding	Annual Burn Rate %
2021	—	622,387	36,509,425	1.7%
2020	53,022	900,422	35,843,814	2.7%
2019	83,102	864,990	35,284,574	2.7%
Average Three-Year Burn Rate	45,375	795,933	35,879,271	2.3%